Exhibit 23









                          INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in Registration Statement Nos. 33-27132 and 33-58349 on Forms S-8 and Registration Statement No. 33-53127, as amended, on Form S-3 of South Jersey Industries, Inc. of our reports dated February 13, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 2001.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 25, 2002